Exhibit 10.7.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (hereinafter, the “Second Amendment”) is made this 16th day of January, 2004, by and between GLENN DALE BUSINESS CENTER, L.L.C., a Maryland limited liability company, having an office at c/o Continental Realty Corporation, 1427 Clarkview Road, Suite 500, Baltimore, Maryland 21209-2100, as landlord (the “Landlord”) and TVI CORPORATION, a Maryland corporation, having an office at 7100 Holiday Tyler Road, Glenn Dale, Maryland 20769, as tenant (the “Tenant”).

RECITALS:

A. Landlord and Tenant entered into a Lease dated February 16, 1998 (as amended by a First Amendment to Lease dated December 10, 2002, the “Lease”) for certain premises containing 63,839 square feet and known as Suite 200 (7100 Holiday Tyler Road, Suite 200, Glenn Dale, Maryland 20769, the “Premises”) which are located in the Glenn Dale Business Center.

B. Landlord and Tenant desire to expand the Premises to include the adjacent space containing 20,797 square feet and to further amend the Lease based upon the terms and conditions set forth in this Second Amendment. The total square footage of the Premises as of the Expansion Commencement Date (as herein (defined) shall be 84,636 square feet.

NOW, THEREFORE, for and in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals noted above are hereby incorporated into and made part of this Second Amendment,

2. Expansion of Premises. Tenant agrees that it shall expand the Premises to include the 20,797 square feet of space immediately adjacent to Suite No. 200 (the “Expansion Premises”), which is shaded with diagonal lines on the drawing attached hereto as Second Amendment Exhibit A and made a part hereof. The expansion shall be effective on the date the Landlord delivers the Expansion Premises to Tenant, which Landlord estimates shall be March 1, 2004 (the “Expansion Commencement Date”). Landlord shall (1) demise the Expansion Premises, (2) paint the interior walls, and (3) open up two (2) 10 foot by 10 foot knock out panels in the demising wall at its sole cost and expense prior to delivering the Expansion Premises to Tenant. All other work necessary to prepare the Expansion Premises for Tenant’s use shall be the sole responsibility of Tenant at Tenant’s sole cost mid expense. Tenant shall obtain Landlord’s written approval of Tenant’s plans and specifications for any Tenant work in the Expansion Premises before commencing any such work; such approval shall not be unreasonably withheld or delayed by Landlord. Effective as of the Expansion Commencement Date, all references in the Lease to the “Premises” shall be deemed to include the Expansion Premises.

3. Extension of Existing Lease Term. The existing Lease Term, currently scheduled to expire on March 31, 2008, shall be extended as of the Expansion Commencement Date to terminate on February 28, 2009 (the “Extended Term”), unless terminated earlier in accordance with the provisions of the Lease. The Extended Term shall be on the same terms, covenants and conditions as the original term, except that the Minimum Rent shall be adjusted as provided herein, and there shall be no further right of renewal after the Extended Term except as specifically provided for herein.

4. Minimum Rent. Commencing on the Expansion Commencement Date, the Minimum Rent for the Premises for the Extended Term shall be as shown on the table below.

(a) For the 63,839 square feet of space in Suite 200, Tenant agrees to pay Landlord:

Payment Period	Minimum Rent Per Square Foot	Annual Minimum Rent	Monthly Minimum Rent Payment
Expansion Commencement Date Through 01/31/05	$4.59	$293,021.01	$24,418.42
02/01/05 – 01/31/06	$4.68	$298,766.52	$24,897.21
02/01/06 – 01/31/07	$4.77	$304,512.03	$25,376.00
02/01/07 – 01/31/08	$4.87	$310,895.93	$25,908.00
02/01/08 – 02/28/09	$4.97	$317,279.83	$26,439.99

(b) For the 20,797 square feet of space in the Expansion Premises, tenant agrees to pay Landlord:

Payment Period	Minimum Rent Per Square Foot	Annual Minimum Rent	Monthly Minimum Rent Payment
Expansion Commencement Date Through 02/28/05	$5.50	$114,384.50	$9,531.96
03/01/05 – 02/28/06	$5.61	$116,671.17	$9,722.60
03/01/06 – 02/28/07	$5.72	$118,958.84	$9,913.24
03/01/07 – 02/29/08	$5.83	$121,246.51	$10,103.88
03/01/08 – 02/28/09	$5.95	$123,742.15	$10,311.85

(c) Therefore, the Tenant’s monthly payment obligation pursuant to (a) and (b) above for the Lease Term shall be as follows:

Payment Period	Monthly Minimum Rent Payment
Expansion Commencement Date Through 01/31/05	$33,950.38
02/01/05 – 02/28/05	$34,429.17
03/01/05 – 01/31/06	$34,619.81
02/01/06 – 02/28/06	$35,098.60
03/01/06 – 01/31/07	$35,289.24
02/01/07 – 02/28/07	$35,821.24
03/01/07 – 01/31/08	$36,011.88
02/01/08 – 02/29/08	$36,543.87
03/01/08 – 02/28/09	$36,751.84

5. Security Deposit. Landlord hereby acknowledges that it currently holds Twenty Three Thousand Nine Hundred Thirty Nine and 63/100 Dollars ($23,939.63) previously paid by Tenant as security for the faithful performance by Tenant of all of the terms, covenants and conditions of the Lease. Tenant agrees to pay Landlord an additional security deposit at Nine Thousand Five Hundred Thirty One Dollars ($9,531 .00) contemporaneously with its execution of this Second Amendment. Upon Landlord’s receipt of such payment, the total security deposit on account for Tenant under the Lease shall be Thirty Three Thousand Four Hundred Seventy and 63/100 Dollars ($33,470.63).

6. Additional Charges. Tenant currently pays its proportionate share of Real Estate Taxes Common Facilities Costs and Insurance pursuant to the Lease. As at the Expansion Commencement Date, Tenant’s proportionate share shall be increased to 84,636/310,000, or 27.3%.

7. Parking. Tenant shall have the use of seventy (70) parking spaces, as marked on Second Amendment Exhibit B, attached hereto and made a part hereof.

8. Broker. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Second Amendment, and each of the parties agrees to indemnify and save harmless the other party from and against all liabilities arising from any such claim including, without limitation, the cost at attorneys’ fees in connect ion therewith.

9. General. Except as otherwise expressly amended herein, all other terms and conditions of the lease shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control. All undefined capitalized terms cant a med herein shall have the definitions assigned to them in the Lease.

BALANCE OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment a Lease under their respective hands and seals as of the day and year first above written.

WITNESS:	LANDLORD: GLENN DALE BUSINESS CENTER, L.L.C.
	By:	GDBC Manager. Inc., its Manager

/s/ Shanna M. Hayward	By:	/s/ Lawrence G. Rief	(SEAL)
Lawrence G. Rief, Vice President

WITNESS:	TENANT:
TVI CORPORATION

	By:	/s/ Richard V. Priddy	(SEAL)
	Name:	Richard V. Priddy
	Title:	President and CEO

STATE OF MARYLAND, COUNTY OF BALTIMORE, to wit:

On this 21st day of January, 2004, before me, the subscribed, a Notary Public of the State aforesaid, personally appeared

LAWRENCE RIEF,

Vice President of the Manager for the above-named Landlord, and he acknowledged the above Second Amendment to lease to be the act of the Landlord.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

/s/ Shanna M. Hayward

My commission expires: 11/1/2007

STATE OF MARYLAND, COUNTY OF BALTIMORE, to wit:

On this 16th day of January, 2004, before me, the subscribed, a Notary Public of the State aforesaid personally appeared

Richard J. Priddy [Name], President and CEO [Title]

of the above-named Tenant, and s/he acknowledged the above Second Amendment to Lease to be the act of the Tenant.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

/s/ Madeline M. McCormick

My commission expires: Sept. 25, 2007

SECOND AMENDMENT EXHIBIT A – Plan Showing Expansion Premises

Graphic Omitted

SECOND AMENDMENT EXHIBIT B– Plan Showing Parking Lot

Graphic Omitted